UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 18, 2009

CHINA NATURAL GAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31539	98-0231607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19th Floor, Building B, Van Metropolis,
Tang Yan Road, Hi-Tech Zone,
Xian 710065, Shaanxi Province, China 60015

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:   86-29-88323325

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 18, 2009, China Natural Gas, Inc. (the “Company”) entered into an agreement with Xi’an Baqiao Science and Technology Industrial Park (the “Park”). Under this agreement, the Company will be the exclusive provider of natural gas services for the Park’s Petrochemical Zone. The Company will be responsible for the installation and construction of the natural gas delivery systems for the Petrochemical Zone and will commence delivery of natural gas in the third quarter of 2009. The Company will also build a compressed natural gas station in the Petrochemical Zone, bringing the number of stations operated by the Company to 36.

Item 7.01	Regulation FD Disclosure

On February 18, 2009, the Company issued a press release announcing its agreement with Xi’an Baqiao Science and Technology Industrial Park. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1           Press Release dated February 18, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: February 23, 2009	By:	/s/ Qinan Ji
Name: Qinan Ji
Title: Chief Executive Officer